Exhibit 10.1

MOBIUS MANAGEMENT SYSTEMS, INC.
NON-EMPLOYEE DIRECTORS’ 1998 STOCK OPTION PLAN
AMENDMENT NO. 4

Pursuant to Section 10 of the Mobius Management Systems, Inc. Non-Employee Directors’ 1998 Stock Option Plan (the "Plan"), and in accordance with the resolutions of the Board of Directors of Mobius Management Systems, Inc. (the “Company”) adopted as of November 10, 2006 and approved by the Company’s stockholders on February 6, 2007, the first sentence of Section 3 of the Plan is amended to read as follows:

“The total number of shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), which may be transferred upon the exercise of options granted under the Plan shall not exceed 750,000 shares.”